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                                                                   EXHIBIT 10.17

                                                               EXECUTION VERSION

                     TERMINATION AND CANCELLATION AGREEMENT

     This Termination and Cancellation Agreement ("Termination Agreement") is made as of October 26, 1999 by and between Anker Coal Group, Inc., a Delaware corporation (the "Company") and JJF Group Limited Liability Company, a West Virginia limited liability company ("JJF Group" and, together with the Company, the "Parties").

     WHEREAS, JJF Group is the owner of 2,026 shares of common stock of the Company (the "Shares") and a party to that certain Shareholders Agreement dated August 12, 1996 among John J. Faltis, JJF Group, P. Bruce Sparks, PPK Group Limited Liability Company, Anker Holding B.V., First Reserve Corporation, American Oil & Gas Investors, Limited Partnership, AMGO II, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership and First Reserve Fund VII, Limited Partnership (the "Stockholders Agreement"); and

     WHEREAS, the Company and JJF Group are parties to that certain Put Agreement dated as of August 25, 1998 (the "Put Agreement"); and

     WHEREAS, under the terms of the Put Agreement, JJF Group has the right to require the Company to purchase the Shares from JJF Group on the dates and for the consideration set forth in the Put Agreement; and

     WHEREAS, in connection with the restructuring of the Company's 9 3/4% Series B Senior Notes due 2007 and the issuance of 14.25% Series A Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) ("Secured Notes"), the Company and JJF Group have entered into that certain JJF Group Exchange Agreement of even date herewith (the "JJF Group Exchange Agreement") (capitalized terms used without definition in this Termination Agreement have the meanings assigned to them in the JJF Group Exchange Agreement); and

     WHEREAS, the JJF Group Exchange Agreement provides for the issuance to JJF Group of Secured Notes in an aggregate principal amount of $6.0 million (the "JJF Notes") in exchange for cancellation of the Shares and release of all rights of JJF Group (including any amounts owed to JJF Group) under the Put Agreement; and

     WHEREAS, the JJF Group Exchange Agreement further provides that, at the Closing, the Parties will execute and deliver this Termination Agreement.

     NOW THEREFORE, in consideration of the foregoing premises, the mutual promises of the Parties, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

     1. Incorporation of Recitals. The foregoing recitals are hereby incorporated as part of this Termination Agreement.



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     2. Transfer, Delivery and Cancellation of Shares; Termination of Rights;
Resignation of Director. JJF Group hereby (a) assigns and transfers to the Company all of JJF Group's right, title and interest in and to the Shares; (b) delivers to the Company original stock certificates, duly endorsed in blank, representing all of the Shares; and (c) consents to the cancellation of the Shares on the books of the Company. From and after the date of this Termination Agreement, JJF Group shall cease to be a party to the Stockholders Agreement and shall have no further rights or obligations thereunder. Simultaneously herewith, JJF Group is delivering to the Company the resignation of JJF Group's nominee, Benjamin Daud, as a director of the Company, which resignation shall be effective upon issuance of the JJF Notes.

     3. Termination of Put Agreement. The Put Agreement is hereby canceled and terminated in all respects. From and after the date hereof, the Put Agreement shall be void and of no further force or effect. JJF Group hereby waives and releases all rights of JJF Group and all obligations of the Company under the Put Agreement, including without limitation all rights and obligations with respect to payment of the Put Option Balance (as defined in the Put Agreement) or accrued and unpaid interest thereon.

     4. Representations and Warranties.

        (a) The Company represents and warrants to JJF Group as follows:

            (i) The Company has the full right, power, and authority to execute, deliver and carry out the terms of this Termination Agreement and all documents, agreements and transactions contemplated hereby. This Termination Agreement has been duly authorized (including, without limitation, obtaining the requisite approval of the Company's Board of Directors), executed and delivered by the Company and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor's rights generally, or general principles of equity. The execution, delivery and performance by the Company of this Termination Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate and other action and will not, with or without notice or the lapse of time or both, result in any material and adverse conflict with, or material and adverse breach, violation or termination of, or default under, any charter, by-law, law, statute, rule, regulation, judgment order, decree, mortgage, loan, contract, agreement, deed of trust, indenture or other instrument to which the Company is a party or by which it is bound.

            (ii) There are no actions, suits, arbitrations, proceedings at law or in equity or other administrative or governmental proceedings pending or threatened against the Company which would have a material adverse effect on the transactions contemplated hereby.

        (b) JJF Group represents and warrants to the Company as follows:

            (i) JJF Group has the full right, power, and authority to execute, deliver and carry out the terms of this Termination Agreement and all documents, agreements


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and transactions contemplated hereby. This Termination Agreement has been duly authorized (including, without limitation, obtaining any requisite approvals of the managers and members of JJF Group and the heirs of John J. Faltis and Kathleen A. Faltis), executed and delivered by JJF Group and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor's rights generally, or general principles of equity. The execution, delivery and performance by JJF Group of this Termination Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate and other action and will not, with or without notice or the lapse of time or both, result in any material and adverse conflict with, or material and adverse breach, violation or termination of, or default under, any charter, by-law, law, statute, rule, regulation, judgment order, decree, mortgage, loan, contract, agreement, deed of trust, indenture or other instrument to which JJF Group is a party or by which it is bound.

            (ii) There are no actions, suits, arbitrations, proceedings at law or in equity or other administrative or governmental proceedings pending or threatened against JJF Group which would have a material adverse effect on the transactions contemplated hereby.

            (iii) Except for the approvals of the managers and members of JJF Group and the heirs of John J. Faltis and Kathleen A. Faltis, no consents, approval or authorizations of any person or entity are required in connection with the execution, delivery and performance of this Termination Agreement by JJF Group or the consummation by JJF Group of the transactions contemplated hereby.

            (iv) JJF Group is the record owner of the Shares. JJF Group owns and holds the Shares free and clear of any and all liens, security interests, pledges, charges, encumbrances, claims, rights, options and restrictions of any kind or nature.

        5. Miscellaneous. The headings or titles in this Termination Agreement are for the purposes of reference only. Neither this Termination Agreement nor any rights, remedies, liabilities or obligations arising under it or by reason of it shall be assignable by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Termination Agreement, and each Party shall provide further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Termination Agreement. The failure by either Party at any time to enforce any of the terms, provisions or conditions of this Termination Agreement shall not constitute or be construed as a waiver of the same and any single or partial exercise by that Party of any right under this Termination Agreement shall not preclude any further or other exercise of the same or the exercise of any other right. This Termination Agreement, together with the other JJF Group Exchange Documents, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes and cancels all prior and contemporaneous agreements, claims, representations and understandings of the Parties in connection with such subject matter. This Termination Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute a single document. This Termination Agreement shall not


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be modified or amended except by written agreement signed on behalf of both
Parties by their respective duly authorized representatives. This Termination Agreement shall be binding on the Parties and their successors and permitted assigns.

                      [Signatures appear on following page]


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     IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed by their duly authorized representatives as of the date first written above.

                                           ANKER COAL GROUP, INC.

                                           By: /s/ B. Judd Hartman
                                               -----------------------------
                                                   Name: B. Judd Hartman
                                                   Title: Secretary

                                           JJF GROUP LIMITED LIABILITY COMPANY

                                           By: /s/ James Boyd
                                               ------------------------------
                                                  Name:  James Boyd
                                                  Title:  Manager


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